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As filed with the Securities and Exchange Commission on May 14, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Genaissance Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	06-1338846 (I.R.S. Employer Identification No.)

Five Science Park
New Haven, Connecticut 06511
(Address of Principal Executive Offices and Zip Code)

Employee Stock Purchase Plan 2000, as amended
(Full Title of the Plan)

Kevin L. Rakin
President and Chief Executive Officer
Genaissance Pharmaceuticals, Inc.
Five Science Park
New Haven, Connecticut 06511
(203) 773-1450
(Name, Address and Telephone Number of Agent For Service)

with a copy to:

Steven D. Singer, Esq.
Michael J. LaCascia, Esq.
Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
(617) 526-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock $0.001 par value per share	400,000 shares(2)	$3.885(3)	$1,554,000(3)	$197(3)

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Consists of an additional 400,000 shares of common stock, $0.001 par value per share, of the Registrant (the "Common Stock") issuable under the Employee Stock Purchase Plan 2000, as amended, pursuant to the terms of such plan.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low sale prices of the Registrant's Common Stock as reported on the NASDAQ National Market on May 7, 2004.

STATEMENT OF INCORPORATION BY REFERENCE

        This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8, File No. 333-52344, filed by the Registrant on December 20, 2000, relating to the Registrant's Employee Stock Purchase Plan 2000, as amended, are hereby incorporated by reference.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on this 14th day of May 2004.

GENAISSANCE PHARMACEUTICALS, INC.
By:	/s/ BEN D. KAPLAN Ben D. Kaplan Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of Genaissance Pharmaceuticals, Inc., hereby severally constitute and appoint Kevin L. Rakin and Ben D. Kaplan, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Genaissance Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the 14th day of May 2004.

Signature	Title
/s/ KEVIN L. RAKIN Kevin L. Rakin	President, Chief Executive Officer, Treasurer and Director (Principal Executive Officer)
/s/ BEN D. KAPLAN Ben D. Kaplan	Senior Vice President, Chief Financial Officer and Secretary (Principal Accounting and Financial Officer)
/s/ JÜRGEN DREWS, M.D. Jürgen Drews, M.D.	Chairman of the Board
/s/ KAREN A. DAWES Karen A. Dawes	Director
/s/ JOSEPH KLEIN III Joseph Klein III	Director
/s/ HARRY H. PENNER, JR. Harry H. Penner, Jr.	Director
/s/ SETH RUDNICK, M.D. Seth Rudnick, M.D.	Director
/s/ CHRISTOPHER WRIGHT Christopher Wright	Director

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INDEX TO EXHIBITS

Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended.
4.2(2)	Amended and Restated By-laws of the Registrant.
5.1	Opinion of Hale and Dorr LLP. Filed herewith.
23.1	Consent of PricewaterhouseCoopers LLP. Filed herewith.
23.2	Consent of Ernst & Young LLP. Filed herewith.
23.3	Consent of Hale and Dorr LLP (included in Exhibit 5.1 hereto).
24.1	Power of Attorney (included in the signature page of this Registration Statement).

(1)
Previously filed with the Securities and Exchange Commission on November 5, 2003 as an Exhibit to the Registrant's Current Report on Form 8-K (File No. 000-30981), and incorporated herein by reference.

(2)
Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-35314), and incorporated herein by reference.

        After reasonable efforts, the Registrant has not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference of their report in this Registration Statement, and the Registrant has dispensed with the requirement under Section 7 of the Securities Act of 1933 to file their consent in reliance on Rule 437(a) promulgated under the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this Registration Statement, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP incorporated by reference herein or any omissions to state a material fact required to be stated therein.

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STATEMENT OF INCORPORATION BY REFERENCE
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS